Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

Statement of Eligibility Under the

Trust Indenture Act of 1939 of a Corporation

Designated to Act as Trustee

Check if an application to determine eligibility of a trustee pursuant to section 305(b)(2)  ☐

U.S. BANK NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

Not Applicable	31-0841368
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

800 Nicollet Mall Minneapolis, MN	55402
(Address of principal executive offices)	(Zip Code)

Alison D.B. Nadeau

Vice President

U.S. Bank National Association

One Federal Street

Boston, MA 02110

(617) 603-6553

(Name, address and telephone number of agent for service)

Oscient Pharmaceuticals Corporation

(Exact name of obligor as specified in its charter)

Massachusetts	04-2297484
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1000 Winter Street, Suite 2200 Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

3.50% Convertible Senior Notes due 2011

(Title of the indenture securities)

1.	General information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency,

Treasury Department

Washington D.C. 20230

(b) Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

2.	Affiliations with obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-15.	No responses are included for Items 3 through 15 of this Form T-1 because the obligor is not in default as provided under Item 13.

16.	List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility.

Exhibit 1. A copy of the Articles of Association of the Trustee.*

Exhibit 2. A copy of the certificate of authority of the Trustee to commence business.*

Exhibit 3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

Exhibit 4. A copy of the existing bylaws of the Trustee.*

Exhibit 5. Not applicable.

Exhibit 6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

Exhibit 7. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of it supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

Signature

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and the Commonwealth of Massachusetts, on the 16th day of April, 2007.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Alison D.B. Nadeau
Alison D.B. Nadeau
Vice President

Exhibit 6 to Form T-1

CONSENT OF TRUSTEE

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned made by Federal, State, Territorial or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

U.S. BANK NATIONAL ASSOCIATION

Dated: April 16, 2007	By:	/s/ Alison D.B. Nadeau
Alison D.B. Nadeau
Vice President

Exhibit 7 to Form T-1

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2006

($000’s)

9/30/2006
Assets
Cash and Due From Depository Institutions	$6,436,856
Securities	39,245,651
Federal Funds	3,475,844
Loans & Lease Financing Receivables	141,382,736
Fixed Assets	2,629,727
Intangible Assets	11,923,005
Other Assets	10,799,396

Total Assets	$215,893,215

Liabilities
Deposits	$133,945,028
Fed Funds	12,987,134
Treasury Demand Notes	0
Trading Liabilities	166,479
Other Borrowed Money	31,884,451
Acceptances	0
Subordinated Notes and Debentures	6,909,696
Other Liabilities	7,674,530

Total Liabilities	$193,567,318

Equity
Minority Interest in Subsidiaries	$1,044,165
Common and Preferred Stock	18,200
Surplus	11,977,237
Undivided Profits	9,286,295

Total Equity Capital	$22,325,897

Total Liabilities and Equity Capital	$215,893,215

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Alison D.B. Nadeau
Vice President

Date: April 16, 2007